Exhibit 10.1

RESEARCH AGREEMENT
This Agreement is made effective as of the 21st day of October 2016 ("Effective Date")
BETWEEN:
Sanofi Pasteur Biologics, LLC, a Delaware limited liability corporation having a principal place of business at 38 Sidney St., Cambridge, MA 02139, USA ( together with its Affiliates "Sanofi Pasteur")
and
Mymetics BV, a company incorporated under the laws of the Netherlands, having its registered head office at J.H. Oortweg 21, 2333 CH Leiden, The Netherlands, (together with its Affiliates, if any, "Mymetics")
(as used herein, the term Party, means either SANOFI PASTEUR or MYMETICS and the term "Parties" means both of them collectively)
WHEREAS: The Parties wish to exchange materials between them in order to facilitate certain evaluation studies to be performed by SANOFI PASTEUR on Mymetics's virosome technology. These studies are designed to repeat the studies performed by Mymetics.
NOW THEREFORE in consideration of the premises and the terms and conditions set forth in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:
1.
Evaluation & Material Transfer
1.1
SANOFI PASTEUR agrees to perform the following studies (the "Evaluation"):
SANOFI PASTEUR will evaluate Mymetic's influenza virosomes in [***]comparison to standard egg-based split vaccine (11V) [***].
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1.2
In order to perform the Evaluation, SANOFI PASTEUR has agreed to transfer to Mymetics certain commonly circulating influenza viral strains listed below (the "SANOFI PASTEUR Materials").
1)
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2)
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1.3
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1.4
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1.5
SANOFI PASTEUR shall use the Mymetics Materials solely for the purpose of performing the Evaluation. If any Mymetics Materials are not consumed in the Evaluation, SANOFI PASTEUR shall return or destroy such surplus materials as directed by Mymetics.
1.6
Each of the Parties shall provide information regarding their respective materials, including instructions as to handling, storage and transfer.
1.7
Each of the Parties shall perform their respective obligations herein in accordance with the following, as applicable:
a)
the terms of this Agreement;
b)
those policies, standards, procedures, conventions and techniques that are of a high, recognized and acceptable professional standard in the scientific community;
c)
appropriate biosafety and containment conditions;
d)
by keeping good and accurate records of all methods and results; and
e)
all applicable laws.
2.
Funds
2.1
SANOFI PASTEUR agrees to provide MYMETICS the sum of [***] in consideration for the production of the Mymetics Materials (the "Funds").
2.2
The Funds shall be payable [***}.
2.3
MYMETICS shall be solely liable to pay any compensation out of the Funds (as hereinafter defined) to any employees, contractors and agents who are involved in the Evaluation.
2.4
SANOFI PASTEUR shall bear its own internal costs for performing the Evaluation.
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3.
Payment of Funds
3.1
Provided that MYMETICS has complied with its obligations herein, SANOFI PASTEUR shall pay MYMETICS' invoices within [***],
3.2
MYMETICS shall remit its invoices for payment of the Funds to the following mailing address:
Sanofi Pasteur Biologics LLC
Accounts Payable [***]
Invoices shall reference the following:
Payee's complete name, address and phone number
Payment amount and currency
Payment term I due date
Invoice number and invoice date
Sanofi Pasteur contact name and reference to the Evaluation project
Complete description of consideration rendered with reference to specific provisions of this Agreement
Method of payment (wire)
Wiring instructions, including bank name, address, account number
Purchase order number, if any (under the following format: n° 44000xxxxx).
Sanofi Pasteur reserves the right to reject any invoice that does not mention any and all of these references, and Sanofi Pasteur shall not be in default of payment of any such incomplete invoice.
3.4
Payment shall be made by wire transfer payable:

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7.
Rights and Ownership
7.1
No right, title or interest in any patent, patent application, know-how, materials or other physical or intellectual property owned or controlled by a Party in any field as of the Effective Date (the "Background Technology") is transferred to the other Party under this Agreement.
7.3
The Evaluation is a repeat of studies already performed by Mymetics, which original data is owned by Mymetics. In consideration of the payment of the Funds, SANOFI PASTEUR shall own all right, title and interest in any data generated by SANOFI PASTEUR `S employees and agents in the course of performing the Evaluation. SANOFI PASTEUR shall disclose the data generated in the course of performing the Evaluation to Mymetics within thirty (30) days of completing the Evaluation.
7.5
Neither Party shall have, any obligation to enter into any negotiations or any Agreement with the other Party concerning the results of the Evaluation.
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8. Confidentiality
The Parties agree that the terms of the Confidential Disclosure Agreement between them dated [***] (the "CDA") a copy of which is attached hereto as Appendix A, shall apply in respect of all exchanges of Confidential Information (as that term is defined in the GDA).
9. Public Disclosure
Neither Party may publicly disclose the results of the Evaluation or the existence or terms of this Agreement, or use the name of the other Party in any press release or other publicity without the prior written consent of the other Party. Such consent shall not be unreasonably withheld or delayed. The contact for such matters at SANOFI PASTEUR shall be [***] and for Mymetics shall be Ronald Kernpers.
10. Warranties
Mymetics represents that SANOFI PASTEUR does not require any license to any Mymetics Background Technology or any third party technology in order to perform the Evaluation.
11. Indemnity and Insurance
MYMETICS shall indemnify and hold harmless SANOFI PASTEUR (including its Affiliates, directors, officers, employees and agents) from and against all claims, losses, suits, proceedings, damages (including indirect or consequential losses or damages), costs (including assessable legal costs), expenses, or liability of any kind made, sustained or brought against SANOFI PASTEUR as a result of the negligence or willful misconduct of the MYMETICS arising from the use of the Mymetics Materials, except to the extent caused by the negligence or willful misconduct of SANOFI PASTEUR, its servants, agents, employees or contractors. MYMETICS agrees to maintain adequate liability insurance to permit it to satisfy its obligations to SANOFI PASTEUR under this Section 11.
12.
Term and Termination
12.1 This Agreement is made effective as of the Effective Date and shall expire one (1) year later unless extended for a certain period of time on the same terms and conditions by mutual written agreement of the Parties.
12.2 This Agreement and any extension thereof may be terminated:
(i) by mutual consent of both Parties hereto;
(ii) by any Party upon thirty (30) days' prior written notice in the event that another Party breaches a material term or condition of this Agreement which breach is not cured within such thirty (30) day period; or
(iii) by SANOFI PASTEUR upon thirty (30) days' prior written notice to MYMETICS.
13. Governing Law
This Agreement shall be governed by the laws of the State of New York USA, without regard to conflicts of laws principles.
14.
Notice
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Any notices required or permitted to be given under this Agreement shall be in writing and may be effectively given if delivered courier as follows:
If to SANOFI PASTEUR: Sanofi Pasteur Biologics, LLC 38 Sidney St., Cambridge, MA 02139, USA Attention: Legal	If to MYMETICS: Mymetics BV J.H. Oortweg 21, 2333 CH Leiden, The Netherlands Attention: Ronald Kempers

Any notice shall be deemed to have been given and received, if delivered, on the first business day following the date on which it was delivered. Any Party may change its address for service from time to time by notice given in accordance with the foregoing.
15. Assignment
This Agreement shall not be assigned by MYMETICS without the prior consent of SANOFI PASTEUR. MYMETICS and SANOFI PASTEUR may assign this Agreement to any of its Affiliates.
1. Entire Agreement
This Agreement constitutes the entire agreement and understanding between the Parties concerning the subject matter hereof, and supersedes any agreements related to the subject matter of this Agreement, and may not be modified or amended except by written agreement of the Parties. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. Notwithstanding the foregoing the Parties agree to incorporate by reference the terms of the CDA in accordance with Article 8, which CDA is unamended by this Agreement.
2. Benefit of Agreement
This Agreement shall ensure to the benefit of and be binding on the Parties to this Agreement and their respective successors and permitted assigns.
3. Affiliates
18.1 As used in this Agreement, the term "Affiliate" means, with respect to any Party, (i) any legal entity of which the securities or other ownership interests representing fifty per cent (50%) or more of the equity or fifty per cent (50%) or more of the ordinary voting power or fifty per cent (50%) or more of the general partnership interest are, at the time such determination is being made, owned, controlled or held, directly or indirectly, by such Party, or (ii) any legal entity which, at the time such determination is being made, is controlling or under common control with, such Party. As used herein, the term control, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a legal entity, whether through the ownership of voting securities, by contract or otherwise.

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19.
Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties have executed this Agreement.

SANOFI PASTEUR BIOLO IC-S LLC	MYMETICS B.V.

Per: _______________________________	Per: ____________________________
Name	Name: Ronald Kempers
Title	Title: Chief Executive Officer

Date	Date

Appendix A
Confidential Disclosure Agreement dated 1 April 2014